Nationstar Funding LLC has filed a registration statement (including a prospectus) on form S-3 Registration No. 333-130642 with the U.S. Securities and Exchange Commission (the “SEC”) for the offering to which this Free Writing Prospectus relates.  Before you invest, you should read the prospectus in that registration statement and other documents Nationstar Funding LLC has filed with the SEC for more complete information about Nationstar Funding LLC and this offering.  You may get these documents for free by visiting EDGAR on the SEC Website at www.sec.gov.  Alternatively, Nationstar Funding LLC, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling 1-877-858-5407.

$1,608,894,000

 (Approximate, subject to a variance of +/- 10%)

HOME EQUITY LOAN ASSET-BACKED CERTIFICATES, SERIES 2007-FRE1

HOME EQUITY LOAN TRUST 2007-FRE1

(Issuing Entity)

Nationstar Mortgage LLC

(Sponsor and Servicer)

Wells Fargo Bank, NA

(Master Servicer, Securities Administrator and Custodian)

Nationstar Funding LLC

(Depositor)

Fremont Investment & Loan

(Originator)

The certificates, as described herein, are asset-backed securities to be issued by the Home Equity Loan Trust 2007-FRE1 (the "Issuing Entity").  The sole source of payments on the certificates will be the property of the Issuing Entity, which will include closed-end fixed rate and adjustable rate home equity loans (the "Home Equity Loans").  The certificates will represent interests in the Issuing Entity only and will not be guaranteed by or represent interests in or obligations of Nationstar Mortgage LLC or any of its affiliates.

This Free Writing Prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this Free Writing Prospectus is preliminary and is subject to completion or change.

The information in this Free Writing Prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar Free Writing Prospectus relating to these securities.

This Free Writing Prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The information in this Free Writing Prospectus may be based on preliminary assumptions about the pool assets and the structure.  Any such assumptions are subject to change.

The information in this Free Writing Prospectus may reflect parameters, metrics or scenarios specifically requested by you.  If so, prior to the time of your commitment to purchase, you should request updated information based on any parameters, metrics or scenarios specifically required by you.

This Free Writing Prospectus is being delivered to you solely to provide you with information about the offering of the asset-backed securities referred to in this Free Writing Prospectus and to solicit an indication of your interest in purchasing such securities, when, as and if issued.  Any such indication of interest will not constitute a contractual commitment by you to purchase any of the securities.  You may withdraw your indication of interest at any time.

Neither the Securities and Exchange Commission nor any state securities commission has approved of the certificates or determined if this Free Writing Prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

RBS GREENWICH CAPITAL

MERRILL LYNCH & CO.

BANC OF AMERICA SECURITIES LLC

CITI

The issuer has filed a registration statement (including a base prospectus) with the SEC for the offering to which this free writing prospectus relates.  Before you invest in this offering, you should read the base prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, RBS Greenwich Capital will arrange to send you the base prospectus at no charge if you request it by calling 1-866-884-2071 or emailing offeringmaterials@rbsgc.com.

This free writing prospectus is being delivered to you solely to provide you with information about the offering and to solicit an offer to purchase the offered securities.  Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the securities until we have accepted your offer to purchase such securities.  Any such commitment shall be subject to the conditions specified below.

This free writing prospectus is not required to contain all of the information that is required to be included in the base prospectus and the prospectus supplement.  The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase the offered securities, supercedes any prior version of this free writing prospectus and any information contained in any prior similar free writing prospectus relating to these securities.  If a preliminary prospectus is conveyed to you prior to your commitment to purchase, that document supersedes all other information provided to you concerning the offered securities.

This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The securities referred to in this free writing prospectus are being offered when, as and if issued.  The issuer is not obligated to issue any such securities or any similar securities, and all or a portion of the securities may not be issued that have the characteristics described herein.  The underwriters' obligation to deliver such securities is subject to the terms and conditions of the underwriting agreement with the issuer and the availability of the securities having the characteristics described herein.  If, for any reason, the issuer does not deliver such securities, the underwriter will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

For asset-backed and mortgage-backed securities: Certain of the information contained herein may be based on numerous assumptions (including preliminary assumptions about the pool assets and structure), which may not be specifically identified as assumptions in the information.  Any such information or assumptions are subject to change.  The information in this free writing prospectus may reflect assumptions specifically requested by you.  If so, prior to the time of your commitment to purchase, you should request updated information based on any assumptions specifically required by you.

Any legends, disclaimers or other notices that may appear below or on any electronic communication to which this free writing prospectus is attached which state that (1) these materials do not constitute an offer (or a solicitation of an offer), (2) no representation is made as to the accuracy or completeness of these materials and that these materials may not be updated or (3) these materials may be confidential are not applicable to this communication and should be disregarded.  Such legends, disclaimers or other notices have been automatically generated as a result of this communication having been sent via Bloomberg or another system.

BOND SUMMARY (TO CALL / MATURITY)*

Class 2-AV-1 (To Call)
FRM PPC / ARM PPC	50% / 50%	75% / 75%	115% / 100%	150 / 150%	200% / 200%
Average Life (yrs.)	1.96	1.32	1.00	0.72	0.54
Modified Duration (yrs.)	1.78	1.23	0.94	0.68	0.51
First Principal Payment Date	07/25/2007	07/25/2007	07/25/2007	07/25/2007	07/25/2007
Last Principal Payment Date	10/25/2011	03/25/2010	05/25/2009	11/25/2008	07/25/2008
Payment Windows (mos.)	52	33	23	17	13
Class 2-AV-1 (To Maturity)
FRM PPC / ARM PPC	50% / 50%	75% / 75%	115% / 100%	150 / 150%	200% / 200%
Average Life (yrs.)	1.96	1.32	1.00	0.72	0.54
Modified Duration (yrs.)	1.78	1.23	0.94	0.68	0.51
First Principal Payment Date	07/25/2007	07/25/2007	07/25/2007	07/25/2007	07/25/2007
Last Principal Payment Date	10/25/2011	03/25/2010	05/25/2009	11/25/2008	07/25/2008
Payment Windows (mos.)	52	33	23	17	13

Class 2-AV-2 (To Call)
FRM PPC / ARM PPC	50% / 50%	75% / 75%	115% / 100%	150 / 150%	200% / 200%
Average Life (yrs.)	4.95	3.10	2.00	1.48	1.10
Modified Duration (yrs.)	4.22	2.77	1.85	1.39	1.04
First Principal Payment Date	10/25/2011	03/25/2010	05/25/2009	11/25/2008	07/25/2008
Last Principal Payment Date	04/25/2013	03/25/2011	08/25/2009	01/25/2009	09/25/2008
Payment Windows (mos.)	19	13	4	3	3
Class 2-AV-2 (To Maturity)
FRM PPC / ARM PPC	50% / 50%	75% / 75%	115% / 100%	150 / 150%	200% / 200%
Average Life (yrs.)	4.95	3.10	2.00	1.48	1.10
Modified Duration (yrs.)	4.22	2.77	1.85	1.39	1.04
First Principal Payment Date	10/25/2011	03/25/2010	05/25/2009	11/25/2008	07/25/2008
Last Principal Payment Date	04/25/2013	03/25/2011	08/25/2009	01/25/2009	09/25/2008
Payment Windows (mos.)	19	13	4	3	3

Class 2-AV-3 (To Call)
FRM PPC / ARM PPC	50% / 50%	75% / 75%	115% / 100%	150 / 150%	200% / 200%
Average Life (yrs.)	8.85	5.71	3.00	1.70	1.35
Modified Duration (yrs.)	6.73	4.73	2.67	1.58	1.27
First Principal Payment Date	04/25/2013	03/25/2011	08/25/2009	01/25/2009	09/25/2008
Last Principal Payment Date	09/25/2020	02/25/2016	05/25/2013	05/25/2009	01/25/2009
Payment Windows (mos.)	90	60	46	5	5
Class 2-AV-3 (To Maturity)
FRM PPC / ARM PPC	50% / 50%	75% / 75%	115% / 100%	150 / 150%	200% / 200%
Average Life (yrs.)	8.85	5.71	3.00	1.70	1.35
Modified Duration (yrs.)	6.73	4.73	2.67	1.58	1.27
First Principal Payment Date	04/25/2013	03/25/2011	08/25/2009	01/25/2009	09/25/2008
Last Principal Payment Date	09/25/2020	02/25/2016	05/25/2013	05/25/2009	01/25/2009
Payment Windows (mos.)	90	60	46	5	5

*All Certificates assumed a price of 100.00%

BOND SUMMARY (TO CALL / MATURITY)*

Class 2-AV-4 (To Call)
FRM PPC / ARM PPC	50% / 50%	75% / 75%	115% / 100%	150 / 150%	200% / 200%
Average Life (yrs.)	14.99	9.90	6.73	2.05	1.58
Modified Duration (yrs.)	9.79	7.35	5.44	1.88	1.47
First Principal Payment Date	09/25/2020	02/25/2016	05/25/2013	05/25/2009	01/25/2009
Last Principal Payment Date	10/25/2022	08/25/2017	05/25/2014	10/25/2009	02/25/2009
Payment Windows (mos.)	26	19	13	6	2
Class 2-AV-4 (To Maturity)
FRM PPC / ARM PPC	50% / 50%	75% / 75%	115% / 100%	150 / 150%	200% / 200%
Average Life (yrs.)	18.97	12.93	8.85	2.05	1.58
Modified Duration (yrs.)	11.07	8.72	6.65	1.88	1.47
First Principal Payment Date	09/25/2020	02/25/2016	05/25/2013	05/25/2009	01/25/2009
Last Principal Payment Date	01/25/2037	11/25/2030	09/25/2023	10/25/2009	02/25/2009
Payment Windows (mos.)	197	178	125	6	2

Class M-1 (To Call)
FRM PPC / ARM PPC	50% / 50%	75% / 75%	115% / 100%	150 / 150%	200% / 200%
Average Life (yrs.)	9.91	6.48	5.28	3.86	2.26
Modified Duration (yrs.)	7.14	5.15	4.42	3.35	2.05
First Principal Payment Date	01/25/2012	08/25/2010	10/25/2011	11/25/2009	03/25/2009
Last Principal Payment Date	10/25/2022	08/25/2017	05/25/2014	11/25/2011	05/25/2010
Payment Windows (mos.)	130	85	32	25	15
Class M-1 (To Maturity)
FRM PPC / ARM PPC	50% / 50%	75% / 75%	115% / 100%	150 / 150%	200% / 200%
Average Life (yrs.)	11.00	7.31	5.85	6.44	3.76
Modified Duration (yrs.)	7.50	5.53	4.75	5.09	3.18
First Principal Payment Date	01/25/2012	08/25/2010	10/25/2011	11/25/2009	03/25/2009
Last Principal Payment Date	01/25/2036	08/25/2028	12/25/2021	01/25/2019	08/25/2015
Payment Windows (mos.)	289	217	123	111	78

Class M-2 (To Call)
FRM PPC / ARM PPC	50% / 50%	75% / 75%	115% / 100%	150 / 150%	200% / 200%
Average Life (yrs.)	9.91	6.48	5.00	4.37	2.88
Modified Duration (yrs.)	7.12	5.14	4.20	3.76	2.58
First Principal Payment Date	01/25/2012	07/25/2010	05/25/2011	10/25/2011	05/25/2010
Last Principal Payment Date	10/25/2022	08/25/2017	05/25/2014	11/25/2011	05/25/2010
Payment Windows (mos.)	130	86	37	2	1
Class M-2 (To Maturity)
FRM PPC / ARM PPC	50% / 50%	75% / 75%	115% / 100%	150 / 150%	200% / 200%
Average Life (yrs.)	10.98	7.29	5.56	5.25	3.91
Modified Duration (yrs.)	7.47	5.51	4.52	4.39	3.40
First Principal Payment Date	01/25/2012	07/25/2010	05/25/2011	10/25/2011	08/25/2010
Last Principal Payment Date	03/25/2035	09/25/2027	05/25/2021	01/25/2017	02/25/2014
Payment Windows (mos.)	279	207	121	64	43

*All Certificates assumed a price of 100.00%

BOND SUMMARY (TO CALL / MATURITY)*

Class M-3 (To Call)
FRM PPC / ARM PPC	50% / 50%	75% / 75%	115% / 100%	150 / 150%	200% / 200%
Average Life (yrs.)	9.91	6.47	4.87	4.12	2.84
Modified Duration (yrs.)	7.08	5.11	4.08	3.56	2.55
First Principal Payment Date	01/25/2012	07/25/2010	03/25/2011	04/25/2011	03/25/2010
Last Principal Payment Date	10/25/2022	08/25/2017	05/25/2014	11/25/2011	05/25/2010
Payment Windows (mos.)	130	86	39	8	3
Class M-3 (To Maturity)
FRM PPC / ARM PPC	50% / 50%	75% / 75%	115% / 100%	150 / 150%	200% / 200%
Average Life (yrs.)	10.96	7.27	5.41	4.52	3.18
Modified Duration (yrs.)	7.42	5.47	4.40	3.83	2.81
First Principal Payment Date	01/25/2012	07/25/2010	03/25/2011	04/25/2011	03/25/2010
Last Principal Payment Date	06/25/2034	11/25/2026	10/25/2020	08/25/2016	10/25/2013
Payment Windows (mos.)	270	197	116	65	44

Class M-4 (To Call)
FRM PPC / ARM PPC	50% / 50%	75% / 75%	115% / 100%	150 / 150%	200% / 200%
Average Life (yrs.)	9.91	6.47	4.80	3.83	2.63
Modified Duration (yrs.)	6.99	5.06	4.00	3.31	2.36
First Principal Payment Date	01/25/2012	07/25/2010	02/25/2011	01/25/2011	12/25/2009
Last Principal Payment Date	10/25/2022	08/25/2017	05/25/2014	11/25/2011	05/25/2010
Payment Windows (mos.)	130	86	40	11	6
Class M-4 (To Maturity)
FRM PPC / ARM PPC	50% / 50%	75% / 75%	115% / 100%	150 / 150%	200% / 200%
Average Life (yrs.)	10.95	7.25	5.34	4.22	2.92
Modified Duration (yrs.)	7.31	5.41	4.31	3.58	2.58
First Principal Payment Date	01/25/2012	07/25/2010	02/25/2011	01/25/2011	12/25/2009
Last Principal Payment Date	11/25/2033	05/25/2026	05/25/2020	04/25/2016	08/25/2013
Payment Windows (mos.)	263	191	112	64	45

Class M-5 (To Call)
FRM PPC / ARM PPC	50% / 50%	75% / 75%	115% / 100%	150 / 150%	200% / 200%
Average Life (yrs.)	9.91	6.47	4.74	3.64	2.46
Modified Duration (yrs.)	6.84	4.99	3.91	3.13	2.21
First Principal Payment Date	01/25/2012	07/25/2010	12/25/2010	10/25/2010	09/25/2009
Last Principal Payment Date	10/25/2022	08/25/2017	05/25/2014	11/25/2011	05/25/2010
Payment Windows (mos.)	130	86	42	14	9
Class M-5 (To Maturity)
FRM PPC / ARM PPC	50% / 50%	75% / 75%	115% / 100%	150 / 150%	200% / 200%
Average Life (yrs.)	10.92	7.23	5.27	4.01	2.74
Modified Duration (yrs.)	7.14	5.31	4.20	3.39	2.42
First Principal Payment Date	01/25/2012	07/25/2010	12/25/2010	10/25/2010	09/25/2009
Last Principal Payment Date	04/25/2033	10/25/2025	12/25/2019	12/25/2015	05/25/2013
Payment Windows (mos.)	256	184	109	63	45

*All Certificates assumed a price of 100.00%

BOND SUMMARY (TO CALL / MATURITY)*

Class M-6 (To Call)
FRM PPC / ARM PPC	50% / 50%	75% / 75%	115% / 100%	150 / 150%	200% / 200%
Average Life (yrs.)	9.91	6.47	4.71	3.50	2.35
Modified Duration (yrs.)	6.69	4.90	3.84	3.00	2.10
First Principal Payment Date	01/25/2012	07/25/2010	11/25/2010	08/25/2010	08/25/2009
Last Principal Payment Date	10/25/2022	08/25/2017	05/25/2014	11/25/2011	05/25/2010
Payment Windows (mos.)	130	86	43	16	10
Class M-6 (To Maturity)
FRM PPC / ARM PPC	50% / 50%	75% / 75%	115% / 100%	150 / 150%	200% / 200%
Average Life (yrs.)	10.89	7.20	5.21	3.87	2.62
Modified Duration (yrs.)	6.96	5.20	4.11	3.24	2.29
First Principal Payment Date	01/25/2012	07/25/2010	11/25/2010	08/25/2010	08/25/2009
Last Principal Payment Date	07/25/2032	02/25/2025	07/25/2019	08/25/2015	02/25/2013
Payment Windows (mos.)	247	176	105	61	43

Class M-7 (To Call)
FRM PPC / ARM PPC	50% / 50%	75% / 75%	115% / 100%	150 / 150%	200% / 200%
Average Life (yrs.)	9.91	6.47	4.68	3.40	2.27
Modified Duration (yrs.)	6.55	4.83	3.77	2.90	2.02
First Principal Payment Date	01/25/2012	07/25/2010	10/25/2010	06/25/2010	06/25/2009
Last Principal Payment Date	10/25/2022	08/25/2017	05/25/2014	11/25/2011	05/25/2010
Payment Windows (mos.)	130	86	44	18	12
Class M-7 (To Maturity)
FRM PPC / ARM PPC	50% / 50%	75% / 75%	115% / 100%	150 / 150%	200% / 200%
Average Life (yrs.)	10.86	7.17	5.16	3.75	2.53
Modified Duration (yrs.)	6.80	5.11	4.03	3.12	2.21
First Principal Payment Date	01/25/2012	07/25/2010	10/25/2010	06/25/2010	06/25/2009
Last Principal Payment Date	10/25/2031	06/25/2024	02/25/2019	04/25/2015	11/25/2012
Payment Windows (mos.)	238	168	101	59	42

Class M-8 (To Call)
FRM PPC / ARM PPC	50% / 50%	75% / 75%	115% / 100%	150 / 150%	200% / 200%
Average Life (yrs.)	9.91	6.47	4.66	3.33	2.22
Modified Duration (yrs.)	6.55	4.83	3.75	2.84	1.97
First Principal Payment Date	01/25/2012	07/25/2010	10/25/2010	05/25/2010	06/25/2009
Last Principal Payment Date	10/25/2022	08/25/2017	05/25/2014	11/25/2011	05/25/2010
Payment Windows (mos.)	130	86	44	19	12
Class M-8 (To Maturity)
FRM PPC / ARM PPC	50% / 50%	75% / 75%	115% / 100%	150 / 150%	200% / 200%
Average Life (yrs.)	10.81	7.13	5.11	3.66	2.46
Modified Duration (yrs.)	6.79	5.10	4.00	3.06	2.15
First Principal Payment Date	01/25/2012	07/25/2010	10/25/2010	05/25/2010	06/25/2009
Last Principal Payment Date	12/25/2030	10/25/2023	08/25/2018	12/25/2014	08/25/2012
Payment Windows (mos.)	228	160	95	56	39

*All Certificates assumed a price of 100.00%

BOND SUMMARY (TO CALL / MATURITY)*

Class M-9 (To Call)
FRM PPC / ARM PPC	50% / 50%	75% / 75%	115% / 100%	150 / 150%	200% / 200%
Average Life (yrs.)	9.91	6.47	4.63	3.26	2.18
Modified Duration (yrs.)	6.55	4.83	3.73	2.79	1.94
First Principal Payment Date	01/25/2012	07/25/2010	09/25/2010	03/25/2010	05/25/2009
Last Principal Payment Date	10/25/2022	08/25/2017	05/25/2014	11/25/2011	05/25/2010
Payment Windows (mos.)	130	86	45	21	13
Class M-9 (To Maturity)
FRM PPC / ARM PPC	50% / 50%	75% / 75%	115% / 100%	150 / 150%	200% / 200%
Average Life (yrs.)	10.74	7.08	5.05	3.57	2.40
Modified Duration (yrs.)	6.78	5.08	3.96	2.99	2.11
First Principal Payment Date	01/25/2012	07/25/2010	09/25/2010	03/25/2010	05/25/2009
Last Principal Payment Date	01/25/2030	12/25/2022	01/25/2018	07/25/2014	04/25/2012
Payment Windows (mos.)	217	150	89	53	36

*All Certificates assumed a price of 100.00%

COLLATERAL NET WAC RATE
Period	Pay Date	Collateral Net WAC (1)	Collateral Net WAC with Swap(1)	Period	Pay Date	Collateral Net WAC (1)	Collateral Net WAC with Swap(1)
1	7/25/2007	N/A	N/A	45	3/25/2011	11.52	14.15
2	8/25/2007	7.04	20.77	46	4/25/2011	10.44	13.13
3	9/25/2007	7.04	20.69	47	5/25/2011	10.77	13.40
4	10/25/2007	7.27	20.68	48	6/25/2011	10.42	13.05
5	11/25/2007	7.04	20.51	49	7/25/2011	10.75	13.32
6	12/25/2007	7.27	20.47	50	8/25/2011	10.40	12.96
7	1/25/2008	7.04	20.26	51	9/25/2011	10.39	12.92
8	2/25/2008	7.04	20.12	52	10/25/2011	10.72	13.19
9	3/25/2008	7.52	20.14	53	11/25/2011	10.37	12.84
10	4/25/2008	7.04	19.82	54	12/25/2011	10.71	13.11
11	5/25/2008	7.27	19.76	55	1/25/2012	10.35	12.75
12	6/25/2008	7.04	19.52	56	2/25/2012	10.35	12.72
13	7/25/2008	7.27	19.46	57	3/25/2012	11.07	13.34
14	8/25/2008	7.04	19.22	58	4/25/2012	10.36	12.64
15	9/25/2008	7.04	19.07	59	5/25/2012	10.69	12.92
16	10/25/2008	7.28	18.97	60	6/25/2012	10.34	12.57
17	11/25/2008	7.07	18.54	61	7/25/2012	10.67	12.85
18	12/25/2008	7.40	18.22	62	8/25/2012	10.32	12.50
19	1/25/2009	7.40	17.61	63	9/25/2012	10.32	12.47
20	2/25/2009	7.71	17.05	64	10/25/2012	10.66	12.75
21	3/25/2009	9.04	17.27	65	11/25/2012	10.31	12.40
22	4/25/2009	8.38	16.38	66	12/25/2012	10.64	12.68
23	5/25/2009	8.65	16.24	67	1/25/2013	10.29	12.33
24	6/25/2009	8.41	15.71	68	2/25/2013	10.28	12.30
25	7/25/2009	8.80	15.36	69	3/25/2013	11.38	13.29
26	8/25/2009	8.66	14.49	70	4/25/2013	10.27	12.24
27	9/25/2009	8.87	13.68	71	5/25/2013	10.60	12.52
28	10/25/2009	9.27	13.53	72	6/25/2013	10.25	12.17
29	11/25/2009	8.99	13.20	73	7/25/2013	10.58	10.58
30	12/25/2009	9.37	13.39	74	8/25/2013	10.23	10.23
31	1/25/2010	9.24	13.13	75	9/25/2013	10.22	10.22
32	2/25/2010	9.49	13.14	76	10/25/2013	10.55	10.55
33	3/25/2010	10.95	14.13	77	11/25/2013	10.20	10.20
34	4/25/2010	10.06	13.20	78	12/25/2013	10.53	10.53
35	5/25/2010	10.39	13.45	79	1/25/2014	10.18	10.18
36	6/25/2010	10.07	13.12	80	2/25/2014	10.17	10.17
37	7/25/2010	10.43	13.41	81	3/25/2014	11.25	11.25
38	8/25/2010	10.14	13.12	82	4/25/2014	10.15	10.15
39	9/25/2010	10.22	13.17	83	5/25/2014	10.47	10.47
40	10/25/2010	10.60	13.47	84	6/25/2014	10.13	10.13
41	11/25/2010	10.25	13.12
42	12/25/2010	10.60	13.40
43	1/25/2011	10.28	13.08
44	2/25/2011	10.32	13.09

 (1)

Assumes static 1-month LIBOR and 6-month LIBOR at 20.00% from month 1.

EXCESS SPREAD

Period	FWD 1 Month LIBOR (%)	FWD 6 Month LIBOR (%)	Excess Spread Under FORWARD LIBOR (%) (1,2,3)	Period	FWD 1 Month LIBOR (%)	FWD 6 Month LIBOR (%)	Excess Spread Under FORWARD LIBOR (%) (1,2,3)
1	5.320000	5.400000	N/A	46	5.691208	5.788767	3.61
2	5.335999	5.418559	1.88	47	5.701161	5.800815	3.75
3	5.351675	5.427065	1.88	48	5.711308	5.812914	3.59
4	5.354243	5.434255	1.89	49	5.723689	5.824792	3.73
5	5.360254	5.441850	1.89	50	5.737500	5.835812	3.58
6	5.366883	5.448555	1.90	51	5.750228	5.845454	3.58
7	5.376072	5.453363	1.90	52	5.761770	5.853612	3.72
8	5.385896	5.455509	1.90	53	5.772019	5.860176	3.56
9	5.393848	5.455241	1.93	54	5.780871	5.865040	3.70
10	5.398790	5.452923	1.91	55	5.788221	5.868094	3.54
11	5.399582	5.449192	1.93	56	5.793964	5.869418	3.55
12	5.395083	5.444962	1.92	57	5.797994	5.869438	3.87
13	5.388657	5.441425	1.94	58	5.800206	5.868594	3.56
14	5.384328	5.439278	1.93	59	5.800496	5.867358	3.71
15	5.380251	5.438616	1.94	60	5.798757	5.866234	3.55
16	5.376907	5.439931	1.97	61	5.795974	5.865761	3.70
17	5.374774	5.443713	1.98	62	5.794082	5.866321	3.54
18	5.374334	5.450453	2.10	63	5.793051	5.867983	3.54
19	5.376065	5.460643	2.30	64	5.792968	5.870834	3.69
20	5.380448	5.474307	2.62	65	5.793917	5.874962	3.52
21	5.387963	5.490800	3.30	66	5.795984	5.880454	3.67
22	5.399089	5.509502	3.30	67	5.799254	5.887399	3.50
23	5.414307	5.529655	3.37	68	5.803812	5.895429	3.50
24	5.434095	5.550362	3.28	69	5.809745	5.903930	3.97
25	5.456204	5.570588	3.37	70	5.817137	5.912599	3.48
26	5.477172	5.589627	3.28	71	5.826074	5.921117	3.63
27	5.497632	5.607305	3.29	72	5.836640	5.929145	3.45
28	5.517254	5.623286	3.41	73	5.846269	5.936325	3.55
29	5.535710	5.637233	3.30	74	5.853579	5.942737	3.36
30	5.552672	5.648809	3.46	75	5.860497	5.948690	3.35
31	5.567810	5.657677	3.41	76	5.866999	5.954163	3.53
32	5.580795	5.664587	3.53	77	5.873065	5.959133	3.33
33	5.591299	5.670779	4.13	78	5.878672	5.963578	3.51
34	5.598994	5.676689	3.82	79	5.883800	5.967476	3.32
35	5.603550	5.682812	3.96	80	5.888426	5.970843	3.31
36	5.604640	5.689703	3.84	81	5.892529	5.973802	3.87
37	5.608308	5.697972	3.99	82	5.896088	5.976488	3.30
38	5.617078	5.707203	3.71	83	5.899080	5.979048	3.48
39	5.625929	5.716549	3.57	84	5.901484	5.981632	3.28
40	5.634874	5.726024	3.69
41	5.643924	5.735640	3.56
42	5.653093	5.745410	3.73
43	5.662393	5.755348	3.59
44	5.671837	5.765813	3.60
45	5.681438	5.777023	4.05

(1)

The excess spread cited herein is calculated assuming all indices adjust to the rates specified in each respective forward curve and that the collateral is run at the pricing speed of 100% ARM PPC and 115% FRM to the Clean-up Call Date (30/360 basis).

(2)

Calculated as (a) interest collections on the collateral (net of the trust administrations, servicing fees, master servicing fees and swap fees), less total interest on the Certificates divided by (b) collateral balance as of the beginning period.

(3)

Assumes proceeds from the Swap Agreement are included.

BREAKEVEN CDR TABLE

Class	M-1	M-2	M-3	M-4	M-5	M-6
Rating (M/S)	Aa1/AA+	Aa2/AA+	Aa3/AA	A1/AA-	A2/A+	A3/A+

Loss Severity	30%	30%	30%	30%	30%	30%
Default	67.18 CDR	49.67 CDR	41.04 CDR	34.25 CDR	28.58 CDR	24.08 CDR
Collateral Loss	23.82%	20.76%	18.87%	17.11%	15.41%	13.87%

Loss Severity	40%	40%	40%	40%	40%	40%
Default	39.90 CDR	31.07 CDR	26.44 CDR	22.62 CDR	19.28 CDR	16.55 CDR
Collateral Loss	24.79%	21.59%	19.60%	17.76%	15.98%	14.36%

Loss Severity	50%	50%	50%	50%	50%	50%
Default	28.05 CDR	22.48 CDR	19.43 CDR	16.85 CDR	14.53 CDR	12.59 CDR
Collateral Loss	25.40%	22.12%	20.08%	18.19%	16.34%	14.68%

Class	M-7	M-8	M-9
Rating (M/S)	Baa1/A	Baa2/A-	Baa3/BBB

Loss Severity	30%	30%	30%
Default	20.39 CDR	17.49 CDR	15.31 CDR
Collateral Loss	12.44%	11.20%	10.19%

Loss Severity	40%	40%	40%
Default	14.26 CDR	12.43 CDR	11.05 CDR
Collateral Loss	12.89%	11.63%	10.62%

Loss Severity	50%	50%	50%
Default	10.95 CDR	9.63 CDR	8.64 CDR
Collateral Loss	13.18%	11.90%	10.89%

Assumptions:
1) Run at the Pricing Speed to Maturity
2) Forward LIBOR
3) Triggers are failing
4) 12 month liquidation lag
5) "Break" is the CDR that creates the first dollar of principal loss on the related bond
6) Defaults are in addition to prepayments
7) Servicer advances interest only